UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)
001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 9, 2018, Robert Evans was appointed as a director of New Age Beverages Corporation (the “Company”). Mr. Evans will serve as Chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Robert Evans, age 53, has over 25 years of investment and financial management experience.   He is the founder of Pennington Capital, a private investment fund, and has served as its managing partner since 2010.  Prior to forming Pennington Capital, from 1998 through 2010, Mr. Evans was a co-founder and one of the managing partners of Craig-Hallum Capital Group, which is an institutional research and investment banking firm.  Prior to joining Craig-Hallum in 1998, Mr. Evans has served as senior research analyst for other Minneapolis-based investment banking firms.   Mr. Evans is a CFA and holds an MBA from the Carlson School of Management at the University of Minnesota.

The Board has determined that Mr. Evans is an independent director within the meaning of NASDAQ Rule 5605. Mr. Evans qualifies to serve on the Board because of his extensive investment and financial management experience.

Mr. Evans does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Evans and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Number	Description
99.1	Press Release issued on July 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: July 10, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer